EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Fourth Quarter 2025 Earnings of $0.44 Per Share;
Board Approves Moving to Quarterly Dividend at $0.105 per share
EAU CLAIRE, WI, January 26, 2026 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $4.3 million and earnings per diluted share of $0.44 for the fourth quarter ended December 31, 2025, compared to $3.7 million and earnings per diluted share of $0.37 for the third quarter ended September 30, 2025, and $2.7 million and $0.27 earnings per diluted share for the quarter ended December 31, 2024, respectively. For the twelve months ended December 31, 2025, the Company reported earnings of $14.4 million and earnings per diluted share of $1.46 compared to the prior year period of $13.8 million and earnings per diluted share of $1.34.
The Company’s improved fourth quarter 2025 operating results reflected the following changes from the third quarter of 2025: (1) loan growth of $17.3 million, or 1.3% and deposit growth of $43.5 million, or 2.9%; (2) a decrease in net interest income of $0.1 million, largely due to a decrease of $0.4 million in the recognition of interest income in the third quarter from loan payoffs; (3) lower provision for credit losses of $0.2 million compared to a $0.7 million provision in the third quarter; (4) lower non-interest income of $0.3 million; (5) lower non-interest expense of $0.4 million; (6) lower tax expense of $0.2 million due to a lower effective tax rate realized through purchased tax credits; and (7) fewer shares outstanding due to the repurchase of approximately 250,000 shares during the quarter.
Book value per share improved to $19.54 at December 31, 2025, compared to $18.95 at September 30, 2025, and $17.94 at December 31, 2024. Tangible book value per share (non-GAAP)1 was $16.23 at December 31, 2025, compared to $15.71 at September 30, 2025, and increased 10.5% from $14.69 at December 31, 2024, with dividends paid of 2.45% of the December 31, 2024 tangible book value. Since December 31, 2024, the Company has paid dividends to shareholders totaling $0.36 per share. For the fourth quarter of 2025, the increase in tangible book value was primarily due to the increase in net income in the quarter, along with the impact of lower unrealized losses on the available for sale investment portfolio. Stockholders’ equity as a percentage of total assets was 10.55% at December 31, 2025, compared to 10.82% at September 30, 2025, with the decline largely due to modest asset growth. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 decreased to 8.92% at December 31, 2025, compared to 9.13% at September 30, 2025.
“We utilized our capital strength to enhance shareholder value early in the quarter by repurchasing approximately 250,000 shares at an average price less than tangible book value, and the Board voted to declare a quarterly dividend replacing the ‘thrift like’ annual dividend in prior years.” stated Stephen Bianchi, Chairman, President and Chief Executive Officer. “Loan growth returned in the quarter and the pipeline looked promising entering 2026. We remained focused on growing our customer base, and specifically deposits, as noted in the YOY growth of $44 million. With the improved quality of our deposit base and as loans originated during the pandemic come due for pricing adjustments, we anticipate continued NIM expansion which should result in stronger earnings.”

December 31, 2025, Highlights:
•Quarterly earnings were $4.3 million, or $0.44 per diluted share for the quarter ended December 31, 2025, an increase compared to earnings of $3.7 million, or $0.37 per diluted share for the quarter ended September 30, 2025, and an increase from $2.7 million, or $0.27 per diluted share for the quarter ended December 31, 2024.
•For the twelve months ended December 31, 2025, earnings were $14.4 million or $1.46 per diluted share compared to $13.8 million or $1.34 per diluted share for the twelve-month period ending December 31, 2024. The increase in earnings for the twelve-month period primarily relates to the increase in net interest income, partially offset by provisions for credit losses for the most recent twelve-month period versus negative provisions for credit losses during the twelve-month period ending December 31, 2024.
•Net interest income decreased $0.1 million to $13.1 million for the current quarter ended December 31, 2025, from $13.2 million for the quarter ended September 30, 2025, and increased from $11.7 million for the quarter ended December 31, 2024. The decrease in net interest income from the third quarter of 2025 was primarily due to a net decrease of $0.4 million, or 8 basis points (“bps”), related to loan payoffs in the third quarter of nonperforming loans and payoffs of loans with purchase accretion.
•The net interest margin decreased 5 bps to 3.15% for the quarter ended December 31, 2025, compared to the quarter ended September 30, 2025, and increased 36 bps from the quarter ended December 31, 2024. The decrease in net interest margin from lower loan payoffs discussed above, was partially offset by lower deposit costs, or an increase in the net interest margin of 6 bps. The growth in lower yielding interest-bearing cash also decreased the net interest margin by 3 bps.
•The provision for credit losses was $0.20 million for the quarter ended December 31, 2025, compared to a provision for credit losses of $0.65 million for the third quarter, and a negative provision for credit losses of $0.45 million during the quarter ended December 31, 2024. Factors affecting the December 31, 2025, provision for credit losses include: (1) the impact of loan growth; and (2) decreases in delinquent loans offset by increases of reserves on impaired loans. The allowance for credit losses on loans was $22.4 million or 141% of total nonperforming loans and 1.67% of total loans.
•Non-interest income decreased by $0.3 million in the fourth quarter of 2025 to $2.7 million from $3.0 million the prior quarter, and increased $0.7 million from $2.0 million in the fourth quarter of 2024. The decrease in the fourth quarter of 2025, from the third quarter of 2025, was primarily due to lower gains on sale of loans, partially offset by net gains on equity securities. The increase of non-interest income in the fourth quarter of 2025, from the fourth quarter of 2024, was primarily due to higher gains on sale of loans and net gains on equity securities.
•Non-interest expense decreased $0.4 million to $10.7 million from $11.1 million for the previous quarter and decreased $0.1 million from $10.8 million for the fourth quarter of 2024. The decrease in non-interest expense compared to the linked quarter was largely due to lower compensation items, primarily due to lower medical costs on the Company’s self-insured medial plan and lower data processing expense from improved negotiations with the service provider. The $0.1 million decrease from the fourth quarter of 2024, was largely due to lower data processing expenses.
•The effective tax rate was 12.6% for the quarter ended December 31, 2025, compared to 18.8% for the quarter ended September 30, 2025, and 19.5% for the quarter ended December 31, 2024. The decrease in the effective tax rate in the fourth quarter of 2025 was largely due to the full year impact of a new tax credit investment which partially funded in the fourth quarter of 2025, with final funding in 2026.
•Loans receivable increased $17.3 million during the fourth quarter ended December 31, 2025, to $1.340 billion compared to the prior quarter end. The increase was largely due to a growth in new multi-family and C&I loan originations from the third quarter.

•Nonperforming assets were flat at $16.7 million at December 31, 2025 and at September 30, 2025, respectively.
•Special mention loans increased $11.6 million to $24.5 million at December 31, 2025, from $12.9 million at September 30, 2025. The increase was largely due to two separate commercial real estate relationships totaling $6 million and $5 million, each.
•Substandard loans increased $0.1 million to $21.4 million at December 31, 2025, from September 30, 2025.
•Total deposits increased $43.5 million during the quarter ended December 31, 2025, to $1.524 billion. This was largely due to growth in retail consumer deposits of $33.9 million and seasonal growth in public deposits of $12.1 million.
•The efficiency ratio was 68% for the quarter ended December 31, 2025, compared to 67% for the quarter ended September 30, 2025.
•On January 22, 2026, the Board of Directors approved a quarterly dividend of $0.105 per share. The quarterly dividend, subject to future Board approvals, is intended to replace the Company’s former annual dividend. The dividend will be payable on February 20, 2026, to shareholders of record on February 6, 2026.
•On July 24, 2025, the Board of Directors authorized a new 5% common stock buyback authorization, or 499 thousand shares. The Company repurchased approximately 250 thousand shares during the quarter ended December 31, 2025, at an average price of $15.99 per share. Approximately 113 thousand shares remained available to purchase under this authorization as of December 31, 2025.
Balance Sheet and Asset Quality
Total assets increased by $54.8 million during the quarter to $1.782 billion at December 31, 2025.
Cash and cash equivalents increased $36.4 million as interest-bearing cash increased due to cash provided by deposit increases, partially offset by loan growth.
The on-balance sheet liquidity ratio, which is defined as the fair market value of available for sale (“AFS”) and held to maturity (“HTM”) securities that are not pledged and cash on deposit with other financial institutions, was 14.8% of total assets at December 31, 2025, compared to 13.4% at September 30, 2025. On-balance sheet liquidity, collateralized new borrowing capacity, and uncommitted federal funds borrowing availability was $792 million, or 243%, of uninsured and uncollateralized deposits at December 31, 2025, and $741 million, or 267% at September 30, 2025.
AFS securities decreased $3.5 million during the quarter ended December 31, 2025, to $134.1 million from $137.6 million at September 30, 2025. The decrease was largely related to corporate debt security redemptions of $5.0 million, and principal repayments of $2.5 million, partially offset by purchases of new corporate debt securities of $3 million and a decrease in the unrealized loss on AFS securities of $1.0 million.
HTM securities decreased $1.3 million to $80.2 million during the quarter ended December 31, 2025, from $81.5 million at September 30, 2025, due to principal repayments.
Loans receivable increased $17.3 million during the fourth quarter ended December 31, 2025, to $1.340 billion compared to the prior quarter end as loan growth was realized in multi-family loans and C&I loans.
The office loan portfolio consisting of seventy-one loans totaled $32 million at December 31, 2025, compared to seventy-one loans totaling $26 million at September 30, 2025. Criticized loans in the office loan portfolio for the quarter ended December 31, 2025, totaled $0.2 million, compared to $0.2 million at September 30, 2025, and there have been no charge-offs in the trailing twelve months.
The allowance for credit losses on loans increased by $0.2 million to $22.4 million at December 31, 2025, representing 1.67% of total loans receivable compared to 1.68% of total loans receivable at September 30, 2025. The provision for credit losses was $0.20 million for the quarter ended December 31, 2025, compared to a provision for credit losses of $0.65 million for the quarter ended September 30, 2025, and a negative provision for credit losses of $0.45 million for the quarter ended December 31, 2024. Factors affecting the December 31, 2025, provision for credit losses include: (1) the impact of loan growth; and (2) decreases in delinquent loans offset by increases of reserves on impaired loans.

Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	December 31, 2025	September 30, 2025	June 30, 2025	December 31, 2024
Loans, end of period	$1,340,325	$1,323,010	$1,345,620	$1,368,981
Allowance for credit losses - Loans	$22,401	$22,182	$21,347	$20,549
ACL - Loans as a percentage of loans, end of period	1.67%	1.68%	1.59%	1.50%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.490 million at December 31, 2025, $0.493 million at September 30, 2025, and $0.334 million at December 31, 2024, classified in other liabilities on the consolidated balance sheets.

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

	December 31, 2025 and Three Months Ended	December 31, 2024 and Three Months Ended	December 31, 2025 and Twelve Months Ended	December 31, 2024 and Twelve Months Ended
ACL - Unfunded commitments - beginning of period	$493	$460	$334	$1,250
Additions (reductions) to ACL - Unfunded commitments via provision for credit losses charged to operations	(3)	(126)	156	(916)
ACL - Unfunded commitments - end of period	$490	$334	$490	$334
Nonperforming assets were flat at $16.7 million at December 31, 2025 and at September 30, 2025, respectively.
Special mention loans increased $11.6 million to $24.5 million at December 31, 2025, from $12.9 million at September 30, 2025. The increase was largely due to two separate commercial real estate relationships totaling $6 million and $5 million, each.
Substandard loans increased $0.1 million to $21.4 million at December 31, 2025, from September 30, 2025.

	(in thousands)
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Special mention loan balances	$24,473	$12,920	$23,201	$14,990	$8,480
Substandard loan balances	21,388	21,310	17,922	19,591	18,891
Criticized loans, end of period	$45,861	$34,230	$41,123	$34,581	$27,371

Deposit Portfolio Composition
(in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Consumer deposits	$889,109	$855,226	$856,467	$861,746	$852,083
Commercial deposits	422,605	423,662	406,608	423,654	412,355
Public deposits	187,777	175,689	190,933	211,261	190,460
Wholesale deposits	24,608	25,977	24,408	26,993	33,250
Total deposits	$1,524,099	$1,480,554	$1,478,416	$1,523,654	$1,488,148
At December 31, 2025, the deposit portfolio composition was largely unchanged from the prior quarter at 58% consumer, 28% commercial, 12% public, and 2% wholesale deposits.

Deposit Composition By Type
(in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Non-interest-bearing demand deposits	$264,394	$262,535	$260,248	$253,343	$252,656
Interest-bearing demand deposits	367,958	360,475	366,481	386,302	355,750
Savings accounts	151,525	157,317	159,340	167,614	159,821
Money market accounts	392,900	354,290	357,518	370,741	369,534
Certificate accounts	347,322	345,937	334,829	345,654	350,387
Total deposits	$1,524,099	$1,480,554	$1,478,416	$1,523,654	$1,488,148
Uninsured and uncollateralized deposits were $323.5 million, or 21% of total deposits at December 31, 2025, and $277.7 million, or 19% of total deposits at September 30, 2025. Uninsured deposits alone at December 31, 2025, were $478.4 million, or 31% of total deposits and $421.5 million, or 28% of total deposits at September 30, 2025.
Federal Home Loan Bank advances remained at $0 at December 31, 2025, and at September 30, 2025, and decreased $5.0 million from December 31, 2024.
The Company repurchased approximately 250 thousand shares at an average all in price of $15.99 per share during the quarter ended December 31, 2025. There remained approximately 113 thousand shares available to repurchase under the current buyback authorization plan as of December 31, 2025. This share repurchase authorization does not oblige the Company to repurchase any shares of its common stock.

Review of Operations
Net interest income decreased $0.1 million to $13.1 million for the current quarter ended December 31, 2025, from $13.2 million for the quarter ended September 30, 2025, and increased from $11.7 million for the quarter ended December 31, 2024. The decrease in net interest income from the third quarter of 2025 was primarily due to a net decrease of $0.4 million, or 8 bps, related to loan payoffs in the third quarter of nonperforming loans and payoffs of loans with purchase accretion. Lower liability costs improved net interest income $0.3 million, or an increase in the net interest margin of 6 bps. This benefit was partially offset by the impact of lower net interest margin on the increase in interest-bearing cash, or 3 bps.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$13,065	3.15%	$13,214	3.20%	$13,311	3.27%	$11,594	2.85%	$11,708	2.79%
Less scheduled accretion for PCD loans	(5)	—%	(17)	—%	(23)	(0.01)%	(36)	(0.01)%	(42)	(0.01)%
Less paid loan accretion for PCD loans	—	—%	(133)	(0.03)%	(416)	(0.10)%	—	—%	—	—%
Less scheduled accretion interest	—	—%	(30)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%
Without loan purchase accretion	$13,060	3.15%	$13,034	3.16%	$12,839	3.15%	$11,525	2.83%	$11,633	2.77%
The table below shows the impact of certificate, loan and securities contractual fixed rate maturing and repricing.
Portfolio Contractual Repricing:
(in millions, except yields)

	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Maturing Certificate Accounts:
Contractual Balance	$136	$101	$67	$26	$14	$—	$—	$—
Contractual Interest Rate	4.02%	3.83%	3.86%	3.70%	3.62%	—%	—%	—%
Maturing or Repricing Loans:
Contractual Balance	$22	$83	$110	$101	$59	$62	$43	$71
Contractual Interest Rate	5.37%	6.11%	3.67%	4.00%	4.22%	4.29%	4.29%	5.33%
Maturing or Repricing Securities:
Contractual Balance	$2	$7	$7	$3	$3	$—	$4	$—
Contractual Interest Rate	3.72%	3.57%	3.44%	3.27%	3.31%	—%	5.93%	—%
Non-interest income decreased by $0.3 million in the fourth quarter of 2025, to $2.7 million from $3.0 million the prior quarter and increased $0.7 million from $2.0 million in the fourth quarter of 2024. The decrease in the fourth quarter of 2025 from the third quarter of 2025 was primarily due to lower gains on sale of loans, partially offset by net gains on equity securities. The increase of non-interest income in the fourth quarter of 2025 from the fourth quarter of 2024 was primarily due to higher gains on sale of loans and net gains on equity securities.
Non-interest expense decreased $0.4 million to $10.7 million from $11.1 million for the previous quarter and decreased $0.1 million from $10.8 million for the fourth quarter of 2024. The decrease in non-interest expense compared to the linked quarter was largely due to lower compensation items, primarily due to lower medical costs on the Company’s self-insured medial plan, and lower data processing expenses. The decrease from the fourth quarter of 2024 was largely due to lower data processing expenses.
Provision for income taxes was $0.6 million in the fourth quarter of 2025 compared to $0.9 million in the third quarter of 2025. The effective tax rate was 12.6% for the quarter ended December 31, 2025, 18.8% for the quarter ended September 30, 2025, and 19.5% for the quarter ended December 31, 2024. The decrease in the effective tax rate in the fourth quarter of 2025 was largely due to the full year impact of a newly purchased tax credit investment which partially funded in the fourth quarter of 2025, with final funding in 2026. The expected additional funding of this tax credit is expected to lower the Company’s effective tax rate from statutory levels quarterly in 2026, although at a smaller magnitude from the full year impact in the fourth quarter of 2025.
Certain items previously reported may be reclassified for consistency with the current presentation. These financial results are preliminary until the Form 10-K is filed in March 2026.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics (including new variants of COVID-19); cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which the Company and the Bank operate; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our ability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2025, and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2025 (unaudited)	September 30, 2025 (unaudited)	June 30, 2025 (unaudited)	December 31, 2024 (audited)
Assets
Cash and cash equivalents	$118,853	$82,431	$67,454	$50,172
Securities available for sale “AFS”	134,103	137,639	134,773	142,851
Securities held to maturity “HTM”	80,210	81,526	83,029	85,504
Equity investments	5,840	5,675	5,741	4,702
Other investments	12,506	12,370	12,379	12,500
Loans receivable	1,340,325	1,323,010	1,345,620	1,368,981
Allowance for credit losses	(22,401)	(22,182)	(21,347)	(20,549)
Loans receivable, net	1,317,924	1,300,828	1,324,273	1,348,432
Loans held for sale	4,954	5,346	6,063	1,329
Mortgage servicing rights, net	3,494	3,532	3,548	3,663
Office properties and equipment, net	16,357	16,244	16,357	17,075
Accrued interest receivable	6,126	6,159	6,123	5,653
Intangible assets	395	508	621	979
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	857	911	895	915
Bank owned life insurance (“BOLI”)	26,908	26,700	26,494	26,102
Other assets	21,730	15,620	15,916	17,144
TOTAL ASSETS	$1,781,755	$1,726,987	$1,735,164	$1,748,519
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,524,099	$1,480,554	$1,478,416	$1,488,148
Federal Home Loan Bank (“FHLB”) advances	—	—	—	5,000
Other borrowings	51,804	46,762	61,722	61,606
Other liabilities	17,913	12,856	11,564	14,681
Total liabilities	1,593,816	1,540,172	1,551,702	1,569,435
Stockholders’ Equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,617,245, 9,856,745, 9,991,997, and 9,981,996 shares issued and outstanding, respectively	96	99	100	100
Additional paid-in capital	110,315	113,030	114,537	114,564
Retained earnings	89,995	86,913	83,709	80,840
Accumulated other comprehensive loss	(12,467)	(13,227)	(14,884)	(16,420)
Total stockholders’ equity	187,939	186,815	183,462	179,084
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,781,755	$1,726,987	$1,735,164	$1,748,519

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2025 (unaudited)	September 30, 2025 (unaudited)	December 31, 2024 (unaudited)	December 31, 2025 (unaudited)	December 31, 2024 (audited)
Interest and dividend income:
Interest and fees on loans	$19,034	$19,759	$19,534	$77,500	$79,738
Interest on cash and investments	2,737	2,495	2,427	10,130	9,877
Total interest and dividend income	21,771	22,254	21,961	87,630	89,615
Interest expense:
Interest on deposits	7,998	8,220	9,273	33,102	37,985
Interest on FHLB borrowed funds	—	1	65	13	1,281
Interest on other borrowed funds	708	819	915	3,331	3,875
Total interest expense	8,706	9,040	10,253	36,446	43,141
Net interest income before provision for credit losses	13,065	13,214	11,708	51,184	46,474
Provision (provision reversal) for credit losses	200	650	(450)	1,950	(3,175)
Net interest income after provision for credit losses	12,865	12,564	12,158	49,234	49,649
Non-interest income:
Service charges on deposit accounts	459	449	450	1,763	1,924
Interchange income	539	565	550	2,186	2,247
Loan servicing income	593	649	520	2,366	2,271
Gain on sale of loans	514	992	218	2,925	2,216
Loan fees and service charges	146	173	292	676	996
Net gains (losses) on equity securities	191	(66)	(287)	234	(856)
Bank Owned Life Insurance (BOLI) death benefit	—	—	—	—	184
Other	250	260	266	993	1,125
Total non-interest income	2,692	3,022	2,009	11,143	10,107
Non-interest expense:
Compensation and related benefits	5,929	6,341	5,840	23,875	22,741
Occupancy	1,226	1,266	1,217	4,975	5,159
Data processing	1,492	1,811	1,743	6,775	6,530
Amortization of intangible assets	113	113	179	584	715
Mortgage servicing rights expense, net	172	161	107	621	534
Advertising, marketing and public relations	344	201	218	906	793
FDIC premium assessment	189	195	192	773	798
Professional services	478	359	514	1,777	1,763
Losses (gains) on repossessed assets, net	33	(4)	247	33	294
Other	696	608	552	2,617	2,979
Total non-interest expense	10,672	11,051	10,809	42,936	42,306
Income before provision for income taxes	4,885	4,535	3,358	17,441	17,450
Provision for income taxes	614	853	656	3,021	3,699
Net income attributable to common stockholders	$4,271	$3,682	$2,702	$14,420	$13,751
Per share information:
Basic earnings	$0.44	$0.37	$0.27	$1.46	$1.34
Diluted earnings	$0.44	$0.37	$0.27	$1.46	$1.34
Cash dividends paid	$—	$—	$—	$0.36	$0.32
Book value per share at end of period	$19.54	$18.95	$17.94	$19.54	$17.94
Tangible book value per share at end of period (non-GAAP)	$16.23	$15.71	$14.69	$16.23	$14.69

Loan Composition
(in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	December 31, 2024
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$683,108	$683,931	$693,382	$709,018
Agricultural real estate	69,136	64,096	69,237	73,130
Multi-family real estate	245,688	237,191	238,953	220,805
Construction and land development	75,767	74,789	70,477	78,489
C&I/Agricultural operating:
Commercial and industrial	105,907	101,700	109,202	115,657
Agricultural operating	33,375	30,085	31,876	31,000
Residential mortgage:
Residential mortgage	122,025	125,198	125,818	132,341
Purchased HELOC loans	1,739	1,979	2,368	2,956
Consumer installment:
Originated indirect paper	2,224	2,567	2,959	3,970
Other consumer	3,997	4,155	4,275	5,012
Gross loans	$1,342,966	$1,325,691	$1,348,547	$1,372,378
Unearned net deferred fees and costs and loans in process	(2,528)	(2,563)	(2,629)	(2,547)
Unamortized discount on acquired loans	(113)	(118)	(298)	(850)
Total loans receivable	$1,340,325	$1,323,010	$1,345,620	$1,368,981

Nonperforming Assets
Loan Balances at Amortized Cost
(in thousands, except ratios)

	December 31, 2025	September 30, 2025	June 30, 2025	December 31, 2024
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$4,652	$4,592	$5,013	$4,594
Agricultural real estate	464	220	5,447	6,222
Multi-family real estate	8,970	8,970	—	—
Construction and land development	—	—	—	103
Commercial and industrial (“C&I”)	1,282	1,312	600	597
Agricultural operating	—	—	—	793
Residential mortgage	485	520	549	858
Consumer installment	—	—	—	1
Total nonaccrual loans	$15,853	$15,614	$11,609	$13,168
Accruing loans past due 90 days or more	1	136	521	186
Total nonperforming loans (“NPLs”) at amortized cost	15,854	15,750	12,130	13,354
Foreclosed and repossessed assets, net	857	911	895	915
Total nonperforming assets (“NPAs”)	$16,711	$16,661	$13,025	$14,269
Loans, end of period	$1,340,325	$1,323,010	$1,345,620	$1,368,981
Total assets, end of period	$1,781,755	$1,726,987	$1,735,164	$1,748,519
Ratios:
NPLs to total loans	1.18%	1.19%	0.90%	0.98%
NPAs to total assets	0.94%	0.96%	0.75%	0.82%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended December 31, 2025			Three Months Ended September 30, 2025			Three Months Ended December 31, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$84,678	$842	3.94%	$62,395	$693	4.41%	$26,197	$327	4.97%
Loans receivable	1,329,456	19,034	5.68%	1,342,635	19,759	5.84%	1,396,854	19,534	5.56%
Investment securities	218,205	1,739	3.16%	220,213	1,738	3.13%	235,268	1,940	3.28%
Other investments	12,390	156	5.00%	12,373	64	2.05%	12,318	160	5.17%
Total interest earning assets	$1,644,729	$21,771	5.25%	$1,637,616	$22,254	5.39%	$1,670,637	$21,961	5.23%
Average interest-bearing liabilities:
Savings accounts	$152,852	$287	0.74%	$158,905	$306	0.76%	$162,501	$383	0.94%
Demand deposits	360,867	1,797	1.98%	376,145	2,061	2.17%	346,411	1,891	2.17%
Money market accounts	372,984	2,514	2.67%	358,956	2,512	2.78%	351,566	2,720	3.08%
CD’s	346,975	3,400	3.89%	339,566	3,341	3.90%	374,087	4,279	4.55%
Total deposits	$1,233,678	$7,998	2.57%	$1,233,572	$8,220	2.64%	$1,234,565	$9,273	2.99%
FHLB advances and other borrowings	50,941	708	5.51%	54,389	820	5.98%	72,431	980	5.38%
Total interest-bearing liabilities	$1,284,619	$8,706	2.69%	$1,287,961	$9,040	2.78%	$1,306,996	$10,253	3.12%
Net interest income		$13,065			$13,214			$11,708
Interest rate spread			2.56%			2.61%			2.11%
Net interest margin			3.15%			3.20%			2.79%
Average interest earning assets to average interest-bearing liabilities			1.28			1.27			1.28

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$59,930	$2,553	4.26%	$20,864	$1,150	5.51%
Loans receivable	1,347,088	77,500	5.75%	1,430,631	79,738	5.57%
Investment securities	222,528	7,020	3.15%	238,851	7,977	3.34%
Other investments	12,415	557	4.49%	12,816	750	5.85%
Total interest earning assets	$1,641,961	$87,630	5.34%	$1,703,162	$89,615	5.26%
Average interest-bearing liabilities:
Savings accounts	$159,860	$1,335	0.84%	$171,069	$1,684	0.98%
Demand deposits	372,972	7,876	2.11%	353,107	8,083	2.29%
Money market accounts	364,727	10,071	2.76%	371,909	11,725	3.15%
CD’s	343,311	13,820	4.03%	366,634	16,493	4.50%
Total deposits	$1,240,870	$33,102	2.67%	$1,262,719	$37,985	3.01%
FHLB advances and other borrowings	57,890	3,344	5.78%	99,731	5,156	5.17%
Total interest-bearing liabilities	$1,298,760	$36,446	2.81%	$1,362,450	$43,141	3.17%
Net interest income		$51,184			$46,474
Interest rate spread			2.53%			2.09%
Net interest margin			3.12%			2.73%
Average interest earning assets to average interest bearing liabilities			1.26			1.25

Wholesale Deposits
(in thousands)

	Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Brokered certificate accounts	$—	$—	$—	$5,489	$14,123
Brokered money market accounts	5,168	5,131	5,092	5,053	5,002
Third party originated reciprocal deposits	19,440	20,846	19,316	16,451	14,125
Total	$24,608	$25,977	$24,408	$26,993	$33,250

Key Financial Metric Ratios:

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Ratios based on net income:
Return on average assets (annualized)	0.97%	0.84%	0.61%	0.82%	0.76%
Return on average equity (annualized)	9.05%	7.90%	6.00%	7.89%	7.84%
Return on average tangible common equity[1] (annualized)	11.16%	9.80%	7.72%	9.89%	10.03%
Efficiency ratio	68%	67%	76%	68%	72%
Net interest margin with loan purchase accretion	3.15%	3.20%	2.79%	3.12%	2.73%
Net interest margin without loan purchase accretion	3.15%	3.16%	2.77%	3.07%	2.69%
Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP earnings after income taxes	$4,271	$3,682	$2,702	$14,420	$13,751
Average assets	$1,751,360	$1,735,752	$1,771,351	$1,749,437	$1,808,256
Return on average assets (annualized)	0.97%	0.84%	0.61%	0.82%	0.76%

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP earnings after income taxes	$4,271	$3,682	$2,702	$14,420	$13,751
Average equity	$187,270	$184,822	$179,242	$182,877	$175,475
Return on average equity (annualized)	9.05%	7.90%	6.00%	7.89%	7.84%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total stockholders’ equity	$187,939	$186,815	$179,084	$187,939	$179,084
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(395)	(508)	(979)	(395)	(979)
Tangible common equity (non-GAAP)	$156,046	$154,809	$146,607	$156,046	$146,607
Average tangible common equity (non-GAAP)	$155,320	$152,759	$146,676	$150,722	$142,641
GAAP earnings after income taxes	4,271	3,682	2,702	14,420	13,751
Amortization of intangible assets, net of tax	99	92	144	483	563
Tangible net income	$4,370	$3,774	$2,846	$14,903	$14,314
Return on average tangible common equity (annualized)	11.16%	9.80%	7.72%	9.89%	10.03%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Non-interest expense (GAAP)	$10,672	$11,051	$10,809	$42,936	$42,306
Less amortization of intangibles	(113)	(113)	(179)	(584)	(715)
Efficiency ratio numerator (GAAP)	$10,559	$10,938	$10,630	$42,352	$41,591

Non-interest income	$2,692	$3,022	$2,009	$11,143	$10,107
Add back net losses on debt and equity securities	—	(66)	(287)	—	(856)
Subtract net gains on debt and equity securities	191	—	—	234	—
Net interest income	13,065	13,214	11,708	51,184	46,474
Efficiency ratio denominator (GAAP)	$15,566	$16,302	$14,004	$62,093	$57,437
Efficiency ratio (GAAP)	68%	67%	76%	68%	72%

Pre-Provision Net Revenue (PPNR)
(in thousands, except yields and rates)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Pre-tax income	$4,885	$4,535	$4,047	$3,974	$3,358
Add back provision for credit losses	200	650	1,350	—	—
Subtract provision reversal for credit losses	—	—	—	(250)	(450)
Pre-Provision Net Revenue	$5,085	$5,185	$5,397	$3,724	$2,908

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total stockholders’ equity	$187,939	$186,815	$183,462	$180,051	$179,084
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(395)	(508)	(621)	(800)	(979)
Tangible common equity (non-GAAP)	$156,046	$154,809	$151,343	$147,753	$146,607
Ending common shares outstanding	9,617,245	9,856,745	9,991,997	9,989,536	9,981,996
Book value per share	$19.54	$18.95	$18.36	$18.02	$17.94
Tangible book value per share (non-GAAP)	$16.23	$15.71	$15.15	$14.79	$14.69

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total stockholders’ equity	$187,939	$186,815	$183,462	$180,051	$179,084
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	$(31,498)
Less: Intangible assets	(395)	(508)	(621)	(800)	$(979)
Tangible common equity (non-GAAP)	$156,046	$154,809	$151,343	$147,753	$146,607
Total Assets	$1,781,755	$1,726,987	$1,735,164	$1,779,963	$1,748,519
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(395)	(508)	(621)	(800)	(979)
Tangible Assets (non-GAAP)	$1,749,862	$1,694,981	$1,703,045	$1,747,665	$1,716,042
Total stockholders’ equity to total assets ratio	10.55%	10.82%	10.57%	10.12%	10.24%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.92%	9.13%	8.89%	8.45%	8.54%

1Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhance investors’ ability to understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.